                                                                   EXHIBIT 10.16


                  SKYSTREAM CORPORATION AND HARRIS CORPORATION

                                 INTERNATIONAL
                 MARKETING, DISTRIBUTION AND SUPPORT AGREEMENT

                                TABLE OF CONTENTS

                                                                           Page
1.  DEFINITIONS.........................................................     1

      1.1    Acceptance.................................................     1
      1.2    Data Broadcast Solution....................................     1
      1.3    Dollars....................................................     1
      1.4    End-User...................................................     1
      1.5    Effective Date.............................................     1
      1.6    Exclusive Market...........................................     2
      1.7    Exclusive Products.........................................     2
      1.8    Intellectual Property Rights...............................     2
      1.9    Marketing Collateral.......................................     2
      1.10   Marks......................................................     2
      1.11   Non-Exclusive Products.....................................     2
      1.12   Parties....................................................     2
      1.13   Performance Criteria.......................................     2
      1.14   Products...................................................     2
      1.15   Purchase Order.............................................     2
      1.16   Reseller Products..........................................     2
      1.17   Software...................................................     2
      1.18   Source Code................................................     3

2.  DISTRIBUTION OF PRODUCTS............................................     3

      2.1    Reseller Appointment.......................................     3
      2.2    Grant of Exclusivity by SKYSTREAM..........................     3
      2.3    Grant of Exclusivity by HARRIS.............................     3
      2.4    Relabeling.................................................     3
      2.5    Documentation..............................................     4
      2.6    Marketing Collateral.......................................     4
      2.7    Quarterly Meetings.........................................     4
      2.8    Grant of License...........................................     4
      2.9    Limited Rights.............................................     4
      2.10   Future Products............................................     5

3.  SOFTWARE............................................................     5

      3.1    Authorization..............................................     5
      3.2    Limited Distribution.......................................     5
      3.3    End User Software License..................................     5

                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page
      3.4    License Only...............................................     6
      3.5    Proprietary Software.......................................     6

4.  TERMS AND CONDITIONS OF SALE........................................     6

      4.1    Applicability of Terms and Conditions of Sale..............     6
      4.2    Price......................................................     7
      4.3    [*]........................................................     7
      4.4    Payment Terms..............................................     7
      4.5    Forecast and Delivery Dates................................     8
      4.6    Packing....................................................     9
      4.7    Shipment & Acceptance......................................     9
      4.8    Changes and Cancellations..................................    10
      4.9    Limited Warranty...........................................    11
      4.10   Import/Export..............................................    12
      4.11   Restricted Use.............................................    12
      4.12   Spares available for 7 Years...............................    12
      4.13   Product Changes............................................    13
      4.14   Price Protection...........................................    13
      4.15   Service Agreements.........................................    14

5.  MAINTENANCE, SUPPORT, AND TRAINING..................................    14

      5.1    By HARRIS..................................................    14
      5.2    By SKYSTREAM...............................................    14

6.  CONFIDENTIALITY.....................................................    15

      6.1    Obligations................................................    15
      6.2    Exceptions.................................................    15
      6.3    Injunctive Relief..........................................    16
      6.4    Disclosure Warranty........................................    16
      6.5    Disclosure indemnification.................................    16

7.  INTELLECTUAL PROPERTY RIGHTS........................................    16

      7.1    Ownership..................................................    16
      7.2    Limited Use................................................    17
      7.3    Notices....................................................    17
      7.4    HARRIS' Duties.............................................    17
      7.5    Trademarks.................................................    17

8.  INFRINGEMENT INDEMNITY..............................................    17

      8.1    SKYSTREAM Indemnification and Defense......................    17
      8.2    SKYSTREAM limitations......................................    18


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page
      8.3    Entire Liability...........................................    18

9.  YEAR 2000 COMPLIANCE................................................    18

10. LIMITATIONS OF LIABILITY............................................    19

      10.1   Total Liability............................................    19
      10.2   Exclusion Of Damages.......................................    19
      10.3   No Warranty................................................    19

11. TERMINATION.........................................................    20

      11.1   Term.......................................................    20
      11.2   Events of Termination......................................    20
      11.3   Review of Exclusivity......................................    20
      11.4   Effect of Termination......................................    20
      11.5   Nonexclusive Remedy........................................    21
      11.6   Survival...................................................    21

12. GENERAL.............................................................    21

      12.1   Publicity..................................................    21
      12.2   Assignment.................................................    21
      12.3   Governing Law..............................................    21
      12.4   Severability...............................................    22
      12.5   Force Majeure..............................................    22
      12.6   Notices....................................................    22
      12.7   Independent Contractors....................................    22
      12.8   Waiver.....................................................    22
      12.9   Counterparts...............................................    22
      12.10  Entire Agreement...........................................    22

EXHIBIT A - END USER SOFTWARE LICENSE...................................    24
EXHIBIT B - PRODUCTS....................................................    26
EXHIBIT C - PERFORMANCE CRITERIA........................................    27
EXHIBIT D - SKYSUPPORT PLAN AND PRODUCT/SERVICE PRICING.................    28
EXHIBIT E - SPARE PARTS.................................................    35
EXHIBIT F - NON-EXCLUSIVE PRODUCTS......................................    36


                  SKYSTREAM CORPORATION and HARRIS CORPORATION

                                  INTERNATIONAL
                  MARKETING, DISTRIBUTION AND SUPPORT AGREEMENT

This Agreement, dated __________ __ 1999, is made between SKYSTREAM Corporation ("SKYSTREAM"), a California corporation doing business at 555 Clyde Avenue, Suite B, Mountain View, California 94043 and HARRIS Corporation, a Delaware Corporation, acting through its Broadcast System Division, doing business at 4770 Duke Drive, Suite 200, Cincinnati, OH 45040 (hereinafter referred to as "HARRIS").

                                    RECITALS

A. WHEREAS, SKYSTREAM sells those certain digital broadcast networking products listed in Exhibit B ("Products" as further defined below).

B. WHEREAS, HARRIS is a major supplier of radio and television products, systems and services, and desires to distribute the SKYSTREAM Products.

THEREFORE, SKYSTREAM and HARRIS agree as follows:

      1.    DEFINITIONS.

            1.1 Acceptance. "Acceptance" shall mean SKYSTREAM's document that acknowledges SKYSTREAM's acceptance of HARRIS' Purchase Order.

            1.2 Data Broadcast Solution. "Data Broadcast Solution" shall mean any product or system that injects, encapsulates, or encrypts data into an MPEG-2 transport stream.

            1.3   Dollars. "Dollars" means United States Dollars.

            1.4 End-User. "End-User" means a customer of HARRIS, who is authorized by an end user software license agreement to use the Software on the purchased Products for the End User's internal business purposes.

            1.5 Effective Date. "Effective Date" means the date first written above.

            1.6 Exclusive Market. "Exclusive Market" shall mean End-Users that are television stations that broadcast a terrestrial ATSC (Advanced Television Systems Committee) television signal.

            1.7 Exclusive-Products. "Exclusive Products" means all Products that have been affixed with HARRIS trademarks or logos.

            1.8 Intellectual Property Rights. "Intellectual Property Rights" means patent rights (including but not limited to rights in patent applications or disclosures and rights of priority), copyright (including but not limited to rights in audiovisual works and moral rights), trade secret rights, and any other intellectual property rights recognized by the law of each applicable jurisdiction.

            1.9 Marketing Collateral. "Marketing Collateral" includes brochures, sales literature, advertising, trade shows, trade support, public relations and promotions.

            1.10 Marks. "Marks" means SKYSTREAM's trademarks, trade names, service marks, and/or service names.

            1.11 Non-Exclusive Products. "Non-Exclusive Products" means those products, listed on Exhibit F, which may not become Exclusive Products.

            1.12  Parties. The "Parties" shall mean HARRIS and SKYSTREAM.

            1.13 Performance Criteria. "Performance Criteria" shall mean the specific objectives listed in Exhibit C that HARRIS commits to achieving for sustaining any exclusive arrangement with SKYSTREAM.

            1.14 Products. "Products" means the SKYSTREAM products listed in Exhibit B, the Exclusive Products, and the Non-Exclusive Products listed in Exhibit F, including accompanying Software and any additions and enhancements provided for use with the units.

            1.15 Purchase Order. "Purchase Order" shall mean a HARRIS purchase order that is submitted for acceptance by SKYSTREAM.

            1.16 Reseller Products. "Reseller Products" means the computer software and/or hardware and related documentation that are distributed by HARRIS in combination with the Products

            1.17 Software. "Software" shall mean each software program provided by SKYSTREAM (including vendor software) in machine-readable, object, printed, or interpreted form, including upgrades and documentation.

            1.18 Source Code. "Source Code" means software in human-readable form, including programmers' comments, data files and structures, header and includes files, macros, object libraries, programming tools not commercially available, technical specifications, flowcharts and logic diagrams, schematics, annotations and documentation reasonably required or necessary to enable an independent third party programmer with reasonable programming skills to create, operate, maintain, modify and improve the software without the help of any other person.

      2.    DISTRIBUTION OF PRODUCTS

            2.1 Reseller Appointment. SKYSTREAM hereby appoints HARRIS as a nonexclusive reseller of the Products to End-Users for End User's internal use, provided, however, that the Non-Exclusive Products may not be resold as Exclusive Products.

            2.2 Grant of Exclusivity by SKYSTREAM. SKYSTREAM further grants HARRIS worldwide exclusive distribution rights of the Exclusive Products to End-Users inside the Exclusive Market, subject, however, to SKYSTREAM's right to sell during the term of this Agreement up to [*] Products per [*] period (the "SKYSTREAM Exception"), beginning upon the effective date of this Agreement, through other distribution channels, [*] to the Exclusive Market. This SKYSTREAM Exception may be increased by a written consent, signed by HARRIS, which consent HARRIS agrees shall not be unreasonably withheld. In the event of a failure by HARRIS to consent to an increase in the SKYSTREAM Exception, SKYSTREAM may, at its sole discretion, immediately terminate the Agreement. SKYSTREAM shall not market or solicit sales of Products to End-Users in the Exclusive Market. On a quarterly basis, SKYSTREAM shall notify HARRIS of the total number of Products sold by SKYSTREAM to parties other than HARRIS pursuant to the SKYSTREAM Exception.

            2.3 Grant of Exclusivity by HARRIS. HARRIS agrees not to sell products other than the Products as HARRIS' Data Broadcast Solution to End-Users in the Exclusive Market, subject, however, to HARRIS' right to sell during the term of this Agreement up to [*] products in lieu of the Products per [*] period (the "HARRIS Exception"), beginning upon the effective date of this Agreement, as a Data Broadcast Solution to End-Users in the Exclusive Market. This HARRIS Exception may be increased by a written consent, signed by SKYSTREAM, which consent SKYSTREAM agrees shall not be unreasonably withheld. In the event of a failure by SKYSTREAM to consent to an increase in the HARRIS Exception, HARRIS may, at its sole discretion, immediately terminate the Agreement. HARRIS agrees to market only the Products for Data Broadcast Solution uses to End-Users in the Exclusive Market. On a quarterly basis, HARRIS shall notify SKYSTREAM of the total number of products sold by HARRIS in lieu of the Products pursuant to the HARRIS Exception.

            2.4 Relabeling. Except for those Products designated Non-Exclusive Products, SKYSTREAM shall allow HARRIS to brand the Products with HARRIS' logo and trademarks.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SKYSTREAM will be responsible for affixing the HARRIS logo and trademark during the manufacturing process pursuant to HARRIS guidelines and instructions and may pass on any additional costs, if any, associated with adhering to Harris' guidelines. SKYSTREAM shall also label such Product packages with HARRIS' logo and markings and may pass on any additional costs, if any, associated with adhering to Harris' guidelines.

            2.5 Documentation. SKYSTREAM will make available SKYSTREAM's End User documentation to HARRIS, as it is updated and modified from time to time, without additional charge. SKYSTREAM grants HARRIS a nonexclusive license during the term of this Agreement to use, modify, reproduce, make derivative works of and distribute SKYSTREAM's documentation for the Products to the End-User. HARRIS will provide copies of such modifications to SKYSTREAM upon SKYSTREAM's request.

            2.6   Marketing Collateral.

                  (a) HARRIS agrees to develop and pay for all Marketing Collateral associated with the Exclusive Products. SKYSTREAM grants HARRIS a nonexclusive license during the term of this Agreement to use, modify, reproduce, make derivative works of and distribute SKYSTREAM's Marketing Collateral for the Products; provided, however, that HARRIS will obtain prior written approval from SKYSTREAM before use of any Marketing Collateral concerning the Products. SKYSTREAM reserves all rights associated with such Marketing Collateral subject to the license granted herein. SKYSTREAM will provide commercially reasonable efforts to support HARRIS in the development of Marketing Collateral supporting the Exclusive Products.

                  (b) SKYSTREAM agrees to provide, at no additional charge, sufficient Marketing Collateral, as requested, to HARRIS to support HARRIS' non-exclusive reseller appointment pursuant to Section 2.1.

            2.7 Quarterly Meetings. SKYSTREAM and HARRIS agree to hold quarterly meetings (i) to discuss product features and product development, (ii) set development timelines for next generation product(s), and (iii) to review the current market conditions, competitive climate, pricing strategies, and other marketing programs.

            2.8 Grant of License. Subject to the terms of this Agreement, SKYSTREAM grants HARRIS a limited license to use the Software in connection with the demonstration of the Products and in connection with the configuration and support of the Products for End Users. All such use shall be subject to the terms of the End User Software License attached hereto as Exhibit A.

            2.9 Limited Rights. HARRIS' rights in the Products will be limited to those expressly granted in this Agreement.

            2.10  Future Products.

                  SKYSTREAM agrees to use commercially reasonable efforts to develop a conditional access scrambling product for ATSC transmission. The specifications for such product are to be established by mutually agreement of the Parties by August 31, 1999. HARRIS shall have the right to include such product, as an Exclusive Product under the terms of this Agreement at a mutually agreed upon price and such product shall become a Product hereunder.

      3.    SOFTWARE

            3.1 Authorization. SKYSTREAM warrants and represents that, as of the date of this Agreement and as of the date of delivery of any Products hereunder, SKYSTREAM has the authority to sell the Products and distribute all the software accompanying the Products to HARRIS and End-User customers of HARRIS, subject only to the acceptance of the terms of such end-user software licenses as may accompany the Products by the End User.

            3.2 Limited Distribution. HARRIS is permitted to market and distribute SKYSTREAM Software, and any other software accompanying the Products, only in connection with the sale of the Products to the End User.

            3.3   End User Software License.

                  (a)   HARRIS agrees:

                        (i) to include the following language in all sales quotations and offers to sell the Products:

"THE [NAME OF PRODUCT] IS SOLD SUBJECT TO THE TERMS OF ONE OR MORE END USER SOFTWARE LICENSES. THE USE OF THE [NAME OF PRODUCT] IS CONTINGENT UPON THE ACCEPTANCE BY THE PURCHASER OF THE TERMS OF SUCH END USER SOFTWARE LICENSES."

                        (ii) to provide a copy of the "End User Software License", in the form attached hereto as Exhibit A, and such other end user software licenses required for use of the Products, as may be provided by SKYSTREAM from time to time, to any potential purchaser who shall request a copy prior to sale;

                        (iii) to package and to install the Products in such a manner that HARRIS' customer is provided with a meaningful opportunity to review and agree to the End User Software License and other end user software licenses accompanying the Products before installing or using any of the Products; and

                        (iv) to accept for return and refund any unused Products in the event that HARRIS' customer does not agree to accept any of the terms of the End User Software License or the terms of any other software license required to use the Products. SKYSTREAM shall accept the return such unused Product and refund the Price to HARRIS.

                  (b) In consideration of SKYSTREAM's not requiring a written End-User Software License signed by HARRIS' customer as a precondition to the sale or transfer of the Products, HARRIS agrees to indemnify SKYSTREAM for any and all damages that may arise as a result of HARRIS' breach of Section 3.3(a).

            3.4 License Only. Notwithstanding the use herein of the word "sell" and variants thereof, all Software is licensed to HARRIS and the End User and is not sold. SKYSTREAM, or the licensors through which SKYSTREAM obtained the rights to distribute Software, retain title to the Software, whether the Software is separate or combined with any other products, including HARRIS' products, and HARRIS shall transfer Software only to the extent that such transfer is incidental to the resale or lease of the Products. The End User is licensed by SKYSTREAM directly to use the Software solely in conjunction with the use of the Products and further subject to the terms of the End User Software License.

            3.5 Proprietary Software. The Software is proprietary to SKYSTREAM and/or its suppliers and is copyrighted. Without SKYSTREAM's prior written approval, HARRIS shall not separate the Software from the Products as shipped by SKYSTREAM, nor shall HARRIS disassemble, de-compile, reverse-engineer, copy, modify, or otherwise change any of the Software or its form. HARRIS shall protect the Software from any disclosure or use in violation of this Agreement in accordance with Exhibit A. HARRIS shall not be entitled to receive Source Code.

      4.    TERMS AND CONDITIONS OF SALE

            4.1   Applicability of Terms and Conditions of Sale.

                  (a) SKYSTREAM agrees to sell Products to HARRIS in accordance with the terms and conditions of this Agreement. Specific quantities of the Products shall be ordered by HARRIS for purchase by the placement of a Purchase Order. In the event HARRIS requests a cancellation of a Purchase Order prior to SKYSTREAM's acceptance, SKYSTREAM shall accept HARRIS' cancellation with no cancellation fees accessed.

                  (b) Within five (5) business days after the receipt of the Purchase Order, SKYSTREAM shall by facsimile either accept or reject the Purchase Order. Unless otherwise specified in this Agreement, any Purchase Order accepted by SKYSTREAM ("Order"), shall be binding upon the Parties and (except as permitted herein) may not be altered, amended, modified or canceled without the prior written consent of HARRIS and SKYSTREAM. In the event SKYSTREAM rejects a Purchase Order, the Parties agree to discuss mutually acceptable conditions for the Purchase Order and Acceptance. In the event HARRIS requests a cancellation of an accepted Purchase Order, the Parties agree to discuss a mutually equitable settlement as a result of said cancellation.

                  (c) No terms or conditions set forth in the Purchase Order, to which notice of objection is hereby given, or is stated in any future correspondence between HARRIS and SKYSTREAM shall alter or supplement this agreement unless both Parties have agreed in writing to modify this Agreement, which requirement may be satisfied by acceptance of a term contrary to this Agreement in a Purchase Order by confirmatory memorandum from SKYSTREAM. Neither SKYSTREAM's commencement of performance or delivery shall be deemed or construed as acceptance of additional or different terms and conditions contained in a Purchase Order.

            4.2   Price.

                  (a) Unless otherwise stated in writing by SKYSTREAM, all prices quoted shall be exclusive of transportation, insurance, federal, state, local, use, sales, property (ad valorem) and similar taxes or duties now in force or hereafter enacted. HARRIS agrees to pay all taxes, fees or charge of any nature whatsoever imposed by any governmental authority on, or measured by, the transaction between HARRIS and SKYSTREAM, in addition to the prices quoted or invoiced. In the event that SKYSTREAM is required to collect the foregoing, such amounts will appear as separate items on SKYSTREAM's invoice. HARRIS agrees to provide SKYSTREAM with a valid resale certificate for the Products purchased for resale. The initial pricing paid by HARRIS to SkyStream for Products is listed in Exhibit D. Nothing in this Agreement will be construed to restrict HARRIS' ability to set prices to its customers.

            4.3   [*]

                  [*]

            4.4   Payment Terms

                   (a) SKYSTREAM shall invoice HARRIS upon shipment of the Order to HARRIS. All invoices are payable by draft or wire transfer in Dollars thirty (30) days from date of invoice. No discounts are authorized. Interest on late payments may, at SkyStream's discretion, accrue at the rate of [*] per month or the highest legal rate, whichever is lower, provided, however that no interest shall accrue on amounts resulting from an invoice or other errors by SKYSTREAM.

                  (b) For payments by wire transfer, SKYSTREAM'S bank information is:

                          [*]



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      [*]



      HARRIS should supply the sending Bank Information, ABA & Account # to show where the money is coming from.

                  (c) Until the purchase price and all other charges payable to SKYSTREAM hereunder have been received in full, SKYSTREAM hereby retains, and HARRIS hereby grants to SKYSTREAM, a security interest in the Products delivered to HARRIS and any proceeds therefrom. HARRIS agrees to promptly execute all documents reasonably requested by SKYSTREAM to perfect and protect such security interest.

                  (d) Should HARRIS become delinquent in the payment of any undisputed sum due hereunder, SKYSTREAM shall not be obligated to continue performance hereunder, including without limitation shipment of any previous Orders.

                  (e) HARRIS warrants to SKYSTREAM that it is financially solvent on the date on which it places a Purchase Order and expects to be solvent on the date of receipt of shipment. SKYSTREAM reserves the right to change the credit terms provided herein, when in SKYSTREAM's opinion the financial condition or previous payment record of HARRIS so warrants.

            4.5   Forecast and Delivery Dates.

                  (a) Standard lead times for Purchase Orders placed by HARRIS shall be [*] for Products included in the purchase forecast provided to SKYSTREAM pursuant to Section 4.4(c), and [*] for all other Purchase Orders.

                  (b) Within fifteen (15) days from the effective date of this Agreement, HARRIS agrees to place a Purchase Order covering requested shipments for delivery by June 30, 1999.

                  (c) In order for SKYSTREAM to maintain a continuous flow of long lead-time material, HARRIS agrees to provide a purchase forecast to SKYSTREAM, broken out by month, Product, and the probability being converted to a sale, at the end of each month that covers


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

an additional ninety (90) day period beyond the date of open Purchase Orders that exist at any given time.

                  (d) Subject to Section 4. 1 (c), all shipments are subject to SKYSTREAM's availability schedule. SKYSTREAM will use commercially reasonable efforts to meet any delivery date(s) requested in Purchase Order; provided however, that SKYSTREAM will not be liable under any circumstances for its failure to meet such delivery date(s). Any delivery dates provided by SKYSTREAM to HARRIS pursuant to a Purchase Order are best estimates only, however delivery date in an Order which has been confirmed in writing by SKYSTREAM shall be firm. SKYSTREAM shall have the right to make partial shipments and payment therefore shall be made in the manner described in Section 4.3 above.

                  (e) In the event HARRIS requests an acceleration in the delivery of the Products SKYSTREAM will make reasonable efforts to accommodate accelerations impacted by materials constraints; which may include without limitation: material availability, capacity, and personnel resources. SKYSTREAM and HARRIS will mutually agree on the applicable price adjustments if accelerations result in increased costs due to procurement of material from distribution and express handling.

            4.6 Packing. All Products shall be packed, if appropriate, for shipment and storage in accordance with standard commercial practices. All packing will conform to requirements of carrier's tariffs. When special or export packaging is requested or, in the opinion of SKYSTREAM, required under the circumstances, the cost of such special export packaging, if not set forth on the invoice, will be separately invoiced. SKYSTREAM shall label such packages with HARRIS' logo and markings including the number of Purchase Order, shipment weight, name of Products, handling and loading instructions and an itemized packing list specifying the number of units, Purchase Order, serial numbers with each shipment by pallet. SKYSTREAM will provide test date of bulk packaging for evaluation and approval. The units shall be individually packed in HARRIS labeled boxes.

            4.7   Shipment & Acceptance.

                  (a) F.O.B. Point. All prices are F.O.B. (as defined in the Uniform Commercial Code as implemented by the state of California, U.S.A.) SKYSTREAM's Mountain View location unless otherwise agreed to in writing. HARRIS will pay all transportation and insurance charges after delivery to the F.O.B. point. Unless otherwise indicated by SKYSTREAM HARRIS is obligated to obtain insurance covering damage to the goods while in transit.

                  (b) Method of Shipment. Subject to this Section 4.6, SKYSTREAM will ship in accordance with HARRIS' shipping instructions. In the absence of specific instructions or if

HARRIS' instructions are deemed unsuitable, SKYSTREAM reserves the right to ship by the most appropriate method.

                  (c) Title and Risk of Loss. Title to the Products and risk of loss and damage shall pass to HARRIS upon delivery to the F.O.B. point.

                  (d) Acceptance. Products shall be deemed to have been accepted by HARRIS unless HARRIS provides written notice to SKYSTREAM to the contrary within thirty (30) days from the date of delivery to the F.O.B. point. Such written notice shall request a Return Material Authorization ("RMA") number and the terms and conditions that apply to warranty returns under Section 4.8 shall apply to returns under this Section 4.6.

            4.8   Changes and Cancellations.

                  (a)   Subject to the additional charges set forth below and to
Section 4.7(b), Orders may be canceled per the following schedule:

   DAYS PRIOR TO SCHEDULED             PERCENTAGE OF ORDER WHICH MAY BE CANCELED
SHIPMENT DATE TO F.O.B. POINT
         0-30 days                                      [*]

        31-60 days                                      [*]

          61+ days                                      [*]

      In the event that HARRIS cancels any Order more than thirty (30) days but fewer than sixty (60) days prior to the scheduled delivery date (to the F.O.B. point) for such order, HARRIS shall promptly pay to SKYSTREAM a restocking/cancellation fee equal to fifteen percent (15%) of the purchase price for the Products subject to such Order.

                  (b)   Orders may be rescheduled per the following schedule:



   DAYS PRIOR TO SCHEDULED          PERCENTAGE OF ORDER WHICH MAY BE RESCHEDULED
SHIPMENT DATE TO F.O.B. POINT
          0-30 days                  [*]

         31-60 days                  [*]

           61+ days                  [*]


Orders may only be rescheduled once. Rescheduled orders may not be later canceled.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  (c) If HARRIS terminates Orders in whole or in part because of SKYSTREAM's failure to timely deliver, HARRIS' sole remedy shall be entitlement to cancel the undelivered quantity of any Order.

                  (d) No cancellation of any Order for default shall be effective unless SKYSTREAM has failed to correct such alleged default within thirty (30) days after receipt by SKYSTREAM of a written notice by HARRIS of such default and no cancellation fee shall be accessed against HARRIS.

            4.9   Limited Warranty

                  (a) The Products are warranted against defects in material, design and workmanship for a period of fourteen months from the date of delivery to FOB point. This limited warranty does not cover the results of accident, abuse, neglect, improper testing, vandalism, acts of God, use contrary to specifications or instructions, or repair or modification by anyone other than SKYSTREAM, HARRIS or SKYSTREAM's authorized agents. SKYSTREAM SHALL HAVE NO OBLIGATION UNDER THIS WARRANTY, AND MAKES NO REPRESENTATION AS TO PRODUCTS THAT HAVE BEEN MODIFIED CONTRARY TO PRODUCT SPECIFICATIONS ("MODIFIED") BY HARRIS OR ITS END USERS. The foregoing warranty extends only to HARRIS and End Users purchasing Products through an authorized sales channel of HARRIS, and not other End Users. The foregoing warranty does not apply to any used or Modified Products, or software within the Products, which is subject to the end user software licenses.

                  (b) If the Product does not conform to the foregoing warranties, HARRIS or HARRIS' End User may, at its own risk and expense, return the allegedly defective Product directly to SKYSTREAM during the Warranty Period. In order to do so, HARRIS or HARRIS' End User must first notify SKYSTREAM in writing of the alleged defect and request a return material authorization ("RMA") number. Within five (5) days of its receipt of the RMA number, HARRIS or HARRIS' End User shall ship to SKYSTREAM the allegedly defective Product, freight prepaid, to SKYSTREAM, and shall include a notation of the RMA number. Any Products returned to SKYSTREAM without an authorized RMA number may be returned to HARRIS or HARRIS' End User, freight collect. Upon receipt of the Product, SKYSTREAM, at its option, will repair or replace the Product and ship the repaired or replaced Product to HARRIS at SKYSTREAM's expense and risk, or refund the purchase price. If SKYSTREAM determines that any returned Product conformed to the warranties, SKYSTREAM will return the Product to HARRIS or HARRIS' End User, at their expense and risk, along with a written statement setting forth the basis for SKYSTREAM's conclusion that the returned Product was not defective, and HARRIS or HARRIS' End User agrees to pay SKYSTREAM's reasonable costs of handling and testing.

                  (c) THE REMEDIES PROVIDED HEREIN ARE HARRIS' AND HARRIS' END USERS' SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY BY

SKYSTREAM. SKYSTREAM SPECIFICALLY DISCLAIMS ALL OTHER EXPRESS, IMPLIED OR STATUTORY WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR NONINFRINGEMENT. NO PERSON IS AUTHORIZED TO MAKE ANY OTHER WARRANTY OR REPRESENTATION CONCERNING THE PERFORMANCE OF THE PRODUCTS OTHER THAN AS PROVIDED IN THIS SECTION.

            4.10  Import/Export.

                  HARRIS agrees that it will not in any form export, re-export, resell, ship or divert directly or indirectly any Product or technical data or Software furnished hereunder to any country for which the United States Government or any government agency requires an export license or other governmental approval without first obtaining such license or approval.

            4.11  Restricted Use.

                  SKYSTREAM's Products may produce a reduction and loss of data and therefore are not sold for use in medical equipment, avionics, nuclear applications, or other high-risk applications where malfunctions or loss of data could result directly in personal injury to human beings. HARRIS agrees not to use, to contractually bind its customers not to use, the Products in such applications, and HARRIS agrees to indemnify SKYSTREAM and to hold SKYSTREAM harmless from and against any liability arising out of HARRIS' failure to contractually bind its customers in the manner previously described.

            4.12  Spares available for 7 Years.

                  (a) SKYSTREAM shall continue to make available to HARRIS Spare Parts identified in Exhibit E, for a period of seven (7) years after the discontinuance of manufacturing of the Product by SKYSTREAM, at SKYSTREAMs current prices for such Spare Parts as SKYSTREAM may change from time to time (current prices as of the Effective Date are listed on Exhibit E), and HARRIS may order such Spare Parts for delivery during such period. If after expiration of this seven (7) year period, SKYSTREAM decides to discontinue manufacture of any Spare Parts manufactured directly by it, SKYSTREAM shall immediately provide written notice to HARRIS of its intention. Upon receipt of SKYSTREAM's written notice, HARRIS shall have sixty (60) days in which to order additional quantities of any such Spare Parts for delivery by SKYSTREAM not later than six
(6) months after receipt of the notice.

                  (b) Within 90 days of such notice and if HARRIS desires to have Spare Parts manufactured after SKYSTREAM has discontinued manufacture of the parts, SKYSTREAM shall either manufacture them for HARRIS at a reasonable Cost Plus Fee basis or SKYSTREAM shall provide HARRIS with appropriate documentation, tooling and the rights to use the documentation and tooling to have the parts manufactured by HARRIS and/or it's contractor.

            4.13  Product Changes.

                  (a) SKYSTREAM may, at any time prior to shipment, make changes in NonExclusive Products. SKYSTREAM may modify the Non-Exclusive Product drawings and specifications, as they may be set forth in the relevant product specification sheet (the "Specifications"), or substitute products of later design. SKYSTREAM guarantees that such modifications or substitutions will not impact upon form, fit, or function under normal and proper use of the ordered Product as provided in the Specifications. With respect to changes, modifications, and substitutions that do impact the form, fit, or function of Non-Exclusive products, SKYSTREAM shall notify HARRIS in writing thirty (30) days prior to the date the changes become effective and HARRIS shall notify SKYSTREAM of any objections thereto before the effective date of the change; if HARRIS fails to notify SKYSTREAM of any such objections, HARRIS shall be deemed to have consented to such change.

                  (b) SKYSTREAM shall inform HARRIS on a periodic basis of any planned changes to the form, fit or function of Exclusive Products. Any changes, modifications, and substitutions that impact the form, fit, or function of Exclusive Products shall be mutually agreed upon by the Parties. HARRIS reserves within its sole discretion, the right to accept or reject any such proposed changes and to require SKYSTREAM to deliver the Exclusive Products in accordance with the original Specifications of this Agreement.

                  (c) Notice of any technical change to the Products shall be provided to:

                  HARRIS Corporation
                  Director of Customer Service
                  3200 Wismann Lane
                  Quincy, Illinois 62301
                  (217) 222-8200

                  SkyStream
                  Product Marketing Manager
                  555 Clyde Avenue
                  Mountain View, California 94043
                  (650) 390-8800

            4.14  Price Protection.

                  (a) The Parties shall have established commercially viable pricing for the purchase of the Products by HARRIS for resale. Commercial viability shall be based on the competitiveness of the price paid by HARRIS to SKYSTREAM and based on such purchase price, the ability of HARRIS to resell the Products in the market place at a reasonable margin to HARRIS. In the event that HARRIS believes that the purchase price no longer is commercially viable,

HARRIS shall notify SKYSTREAM in writing, and the Parties shall engage in good faith negotiations to restructure the purchase price between them in order to meet the goal of the commercial viability of the purchase price. The intent of such good faith negotiations is the reduction of the purchase price between the Parties which will enable HARRIS to meet resale market forces. At no time shall such discussions or agreements allow SKYSTREAM to affect in any way, the HARRIS resale price or other factors of the resale. Once SKYSTREAM accepts the Purchase Order in Writing, at the quoted price, this price shall remain fixed as defined in the Order unless the parties mutually agree to reduce the price.

                  (b) Any adjustment in the price of the Products shall be effective on Products not yet delivered to HARRIS by SKYSTREAM under outstanding Orders. SKYSTREAM agrees to amend the Order accordingly.

            4.15  Service Agreements.

                  HARRIS shall have the opportunity to purchase, for resale to End Users, the first year of SkySupport Service customer service, as listed in Exhibit D under SkySupport Plan, at the time of each sale by Harris to an End User. Such SkySupport may then be renewed on the nearest of February 15, May 15, August 15 and November 15 following the one yew anniversary of the date of each sale by Harris to End User. In the case of upgrades to a previously purchased Product, in order for SkySupport to extend to the upgrade, the End User must have purchased SkySupport on the Product, and must pay for SkySupport on the upgrade. Where SkySupport is ordered on an upgrade, the first year of SkySupport shall be assessed on the upgrade at the time of order by Harris and invoiced with the upgrade, and thereafter collected at the time the SkySupport renewal is payable on the Product for which the upgrade was purchased.

      5.    MAINTENANCE, SUPPORT, AND TRAINING.

            5.1   By HARRIS.

      HARRIS agrees to offer all End-Users one of two maintenance and support plans to technically support the Products sold to the End-Users as follows:

                  (a) a service plan that is substantially similar to the SkySupport customer service program that is offered by SKYSTREAM to its direct customers. A copy of the plan, as well as the fee structure is listed in Exhibit D under SKYSUPPORT PLAN.

                  (b) a standard 12-month warranty period, of which the services available to the End-Users as well as the fee structure are listed in Exhibit D under STANDARD WARRANTY.

            5.2   By SKYSTREAM.

      SKYSTREAM will not be responsible for providing support to the End User. SKYSTREAM will provide HARRIS with:

                  (a) commercially reasonable efforts to correct any non-conformity with the software Feature Specification Documents for the applicable versions of the software;

                  (b) every six (6) months, at a mutually agreeable location at no cost to HARRIS: factory and field service training, to consist of a minimum of two business days of training, and sales and product line staff training, to consist of at least one, four-hour session. Factory and field service training sessions given pursuant to this section may be attended by up to 5 HARRIS personnel. Sales and product line staff training shall be attended by a reasonable number of HARRIS personnel or HARRIS distributors. Each Party agrees to pay the travel and living expenses of such Party's own personnel associated with the training;

                  (c) SKYSTREAM agrees to provide reasonable access to SKYSTREAM's technical personnel for inquiries from HARRIS relating to the Products during standard SKYSTREAM business hours, generally Monday through Friday from 9:00 am. to 5:00 p.m. Pacific Standard Time, and SKYSTREAM agrees to respond to any HARRIS inquiry within eight business hours;

                  (d) additional training and support services as the Parties shall negotiate in good faith and mutually agree upon.

      6.    CONFIDENTIALITY.

            6.1 Obligations. Each party agrees that it will not disclose to any third party or use any Products or other Confidential Information disclosed to it by the other party, except to carry out its rights and obligations under this Agreement, and that it will take all reasonable measures to maintain the confidentiality of all Confidential Information in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance. "Confidential Information" includes (i) all written information labeled confidential or proprietary and (ii) oral information that is designated by a party as confidential or proprietary in writing within a reasonable time of its disclosure.

            6.2 Exceptions. "Confidential Information" will not include information that:

                        (i) is in or enters the public domain without breach of this Agreement;

                        (ii) is lawfully obtained by the receiving party without breach of a nondisclosure obligation;

                        (iii) is independently developed or already in the possession of the receiving party as shown by the receiving party's contemporaneous records; or,

                        (iv) is required by law to be disclosed, provided that the receiving party gives prompt written notice of such requirement prior to disclosure: or

                        (v) was known to the receiving party at the time it was submitted;

      The obligations and restriction contained in this Section 6.1 shall expire 10 years after the Effective Date or 3 years after expiration or termination of this Agreement, which ever is later.

            6.3 Injunctive Relief. Each party acknowledges that the improper disclosure of the other's Confidential Information could cause substantial harm to the other party that could not be remedied by the payment of damages alone. Accordingly, either party will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this Agreement or misuse of Confidential Information by SKYSTREAM, HARRIS or the End User, as applicable.

            6.4 Disclosure Warranty. Each party warrants that it has the full power and authority to supply and to disclose Confidential Information to the other party, and that such Confidential Information has not been improperly or unlawfully acquired.

            6.5 Disclosure Indemnification. Each party agrees to indemnify the other party against, and to hold the other party harmless of and from, any loss, cost, damage, liability, suit, judgment, or expense, including legal fees (collectively, "Harm") arising out of any breach of the warranties set forth in
Section 6.4.

      7.    INTELLECTUAL PROPERTY RIGHTS

            7.1 Ownership. SKYSTREAM and/or its vendors shall own all right, title, and interest in the Software and documentation, all Intellectual Property Rights therein, and all Intellectual Property Rights in the Products, including all changes and improvements requested or suggested by HARRIS in the support and maintenance of the Products. SKYSTREAM acknowledges that HARRIS shall own all right, title, interest and Intellectual Property Rights in all products or inventions developed entirely by HARRIS except those which are based upon or derived from the Products, Software, documentation, Confidential Information or trade secret information of SKYSTREAM, or those developed by Harris personnel who have used the Products and/or Software that are based upon or derived from the Products and/or Software at the time of conception or reduction to practice of the invention to the Products, or from research or development of SKYSTREAM that has been a subject of public disclosure or disclosure to Harris pursuant to this Agreement.

            7.2 Limited Use. The Products are offered for sale and are sold by SKYSTREAM subject in every case to the condition that such sale does not convey any license expressly or by implication, to manufacture, reverse engineer, duplicate or otherwise copy or reproduce any of the Products or any part thereof.

            7.3 Notices. HARRIS will not delete or in any manner alter the Intellectual Property Rights notices of SKYSTREAM and its suppliers, if any, appearing on the Products as delivered to HARRIS.

            7.4 HARRIS' Duties. HARRIS will take customary measures in the marketing and distribution of the Products to provide notices of SKYSTREAM's copyrights and trademarks in the Products, no less than the extent to which HARRIS protects its copyrights and trademarks in HARRIS' Products, and will, to the extent lawful, report promptly to SKYSTREAM any infringement of such rights of which HARRIS becomes aware.

            7.5 Trademarks. Subject to the terms and conditions of this Agreement, SKYSTREAM grants HARRIS a nonexclusive license for the term of this Agreement to use the Marks in HARRIS' marketing of the Products, provided that such use is in accordance with SKYSTREAM's trademark usage guidelines then in effect. Such use must reference the Marks as being owned by SKYSTREAM. Nothing in this Agreement grants HARRIS ownership or any rights in or to use the Marks, except in accordance with this license, and HARRIS' use of the Marks will inure to the benefit of SKYSTREAM. The rights granted to HARRIS in this license will terminate upon any termination or expiration of this Agreement. Upon such termination or expiration, HARRIS will no longer make any use of any Marks. SKYSTREAM will have the exclusive right to own, use, hold, apply for registration for, and register the Marks during the term of, and after the expiration or termination of, this Agreement; HARRIS will neither take nor authorize any activity inconsistent with such exclusive right.

      8.    INFRINGEMENT INDEMNITY

            8.1 SKYSTREAM Indemnification and Defense. Subject to the limitations hereinafter set forth, HARRIS agrees that SKYSTREAM has the right to defend, or at its option to settle, and SKYSTREAM agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding (collectively, "Action") brought against HARRIS, its customers or its End Users alleging that the use or distribution of the Products infringes or misappropriates any United States patent, copyright or trade secret. SKYSTREAM shall have sole control of any such Action or settlement negotiations shall, and SKYSTREAM agrees to pay, subject to the limitations set forth in Sections 7 and 8, all related costs, expenses and attorney fees and any settlement costs or final judgment entered against HARRIS or its End Users as a result of such infringement. HARRIS agrees that SKYSTREAM at its sole option shall be relieved of the foregoing obligations unless HARRIS notifies SKYSTREAM promptly in writing of such Action and gives SKYSTREAM authority to proceed as contemplated herein, and, at SKYSTREAM's expense, gives SKYSTREAM proper and reasonable information and assistance to settle and/or defend any such Action. If the Products, or any part thereof, are, or in the opinion of SKYSTREAM may become, the subject of any Action for infringement of any United States patent, copyright or trade secret, or if a judicial or other governmental authority enjoins the use or distribution of Products as a result of an Action defended by SKYSTREAM, then SKYSTREAM may, at its option and expense: (i) procure for HARRIS, its customers and End Users the right to distribute or use, as appropriate, the Products; (ii) replace the Products with other equivalent non-infringing Products; (iii) suitably modify the Products to render such non-infringing; yet equivalent or (iv) if the foregoing alternatives cannot be accomplished on a commercially reasonable basis as determined in SKYSTREAM's sole discretion, require HARRIS to return such Products and refund the aggregate payments paid therefor by HARRIS, less a reasonable sum for use and damage. HARRIS shall indemnify and hold harmless SKYSTREAM from and against any and all third party claims arising out of the distribution of Products after SKYSTREAM has required HARRIS to return such Products or arising out of any exclusions to SKYSTREAM's indemnification obligations set forth in Section 8.2. SKYSTREAM shall not be liable for any costs or expenses incurred without its prior written authorization.

            8.2   SKYSTREAM limitations. Notwithstanding the provisions of
Section 8.1 above, SKYSTREAM assumes no liability for (i) any infringement claim (including without limitation combination or process patents) arising out of the combination of a Product or use with other hardware, software or other items not provided by SKYSTREAM to the extent such infringement would not have occurred absent such combination or use; (ii) any infringement claims arising out of the modification of the Products, or any part thereof, unless such modification was made by SKYSTREAM; or (iii) any infringement claims arising out of SKYSTREAM's compliance with HARRIS' specifications or designs.

            8.3 Entire Liability. THE FOREGOING PROVISIONS OF THIS SECTION 8 STATE THE ENTIRE LIABILITY AND OBLIGATION OF SKYSTREAM AND THE EXCLUSIVE REMEDY OF HARRIS, ITS CUSTOMERS AND END USERS WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF COPYRIGHTS, TRADEMARKS, PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS.

      9.    YEAR 2000 COMPLIANCE

                  (a) SKYSTREAM warrants to HARRIS that each of the Products including (software, firmware or documentation) furnished with the Products purchased by HARRIS, shall be "Year 2000 Compliant", meaning that it will, at all times before, during and after calendar year 2000, perform all functions (including, without limitation, input, processing, calculating, comparing, sequencing and output) related to or including dates (including the year 2000 and dates before and after the year 2000) without interruption. For purposes of the foregoing, "without interruption" means, among other things, without modification, loss of performance, loss of use, or work or expense on the part of HARRIS or the End User, without changes in inputs, output, data or other information in relation to dates arising in the Y2K and beyond. Furthermore, when used in combination with other information technology, each of the Products shall accurately process date/time data.

                  (b) SKYSTREAM warrants to HARRIS that internal information technology systems are Year 2000 Compliant so as to prevent interruption or delay respecting the continuous and timely supply of products to HARRIS.

                  (c) SKYSTREAM shall indemnify and hold harmless, HARRIS, its employees, agents and third parties claiming under them from any and all actions, claims, demands, suits, losses, damages, fines and penalties (except where prohibited by law), judgments, expenses (including reasonable attorney's fees), and causes of action of every character, whether in tort, contract or otherwise which results from the failure or the alleged failure of SKYSTREAM to furnish "Year 2000 Compliant" software as stated herein. HARRIS shall notify SKYSTREAM in writing immediately upon being given notice of any such action or claim and HARRIS shall be afforded the opportunity of participating in any legal defense undertaken by SKYSTREAM.

      10.   LIMITATIONS OF LIABILITY.

            10.1 Total Liability. EXCEPT AS SET FORTH IN SECTION 8 AND EXCEPT FOR BREACHES OF SECTION 6, SKYSTREAM'S AND HARRIS' LIABILITY FOR A BREACH OF THIS AGREEMENT WILL BE LIMITED TO THE TOTAL VALUE OF ORDERS RECEIVED OR DUE FROM HARRIS UNDER THIS AGREEMENT.

            10.2 Exclusion Of Damages. EXCEPT AS SET FORTH IN SECTION 8 AND EXCEPT FOR BREACHES OF SECTION 6, SKYSTREAM WILL NOT BE LIABLE TO HARRIS OR HARRIS' CUSTOMERS OR END USERS, NOR SHALL HARRIS BE LIABLE TO SKYSTREAM, FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

            10.3 No Warranty. EXCEPT AS SET FORTH IN SECTIONS 4.9, 8 AND 9, SKYSTREAM MAKES NO WARRANTY, EXPRESS OR IMPLIED, IN CONNECTION WITH THE PRODUCTS, INCLUDING THE RESULTS AND PERFORMANCE THEREOF, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

      11.   TERMINATION.

            11.1 Term. The term of this Agreement will begin on the Effective Date and will continue until the third anniversary of the Effective Date ("Termination Date"), unless it is terminated earlier in accordance with the provisions hereof. Thereafter, this Agreement may be renewed for any number of additional one-year periods upon the mutual written agreement of the Parties, although each party acknowledges that the other is under no obligation to do so.

            11.2 Events of Termination. Either party will have the right to terminate this Agreement (i) for convenience and without cause, upon ninety (90) days written notice to the other party, (ii) if the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after written notice, or (iii) upon thirty (30) days notice, if the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors.

            11.3 Review of Exclusivity. No more than fifteen days after December 31, 1999, both Parties agree to meet to reconsider the exclusivity provisions of this Agreement. HARRIS shall present to SKYSTREAM a product review including: competition, experience to date, lost orders, orders to date, proposals, product feedback and future implementation plans. During HARRIS' product review presentation SKYSTREAM shall provide HARRIS with feedback on HARRIS' presentation and SKYSTREAM's view of the marketplace. If HARRIS meets the Performance Criteria, listed in Exhibit C, this Agreement shall automatically continue in full force and effect. Otherwise, for thirty (30) days after the meeting, or if such meeting fails to timely occur, for thirty (30) days following January 15, 2000, SKYSTREAM may terminate the provisions of Sections 2.2 and 2.3 of this Agreement by written notice to HARRIS, in which event, the remainder of this Agreement shall continue in full force and effect.

            11.4  Effect of Termination.

                  (a) Upon termination or expiration of this Agreement, HARRIS will (except as specified in subsection (b) below) immediately return to SKYSTREAM or (at SKYSTREAM's request) destroy all Source Code, if any, Software (except for Software residing on a SKYSTREAM Product) and other Confidential Information in its possession or control, and an authorized representative of HARRIS will certify to SKYSTREAM in writing that HARRIS has done so.

                  (b) Upon termination or expiration of this Agreement, HARRIS will have the option, in its sole discretion, of:

                        (i) electing, at any time, to allow SKYSTREAM to offer maintenance and support for the Products directly to End Users in accordance with SKYSTREAM's then applicable terms and conditions for such services; or

                        (ii) continuing to provide maintenance and support for the Products to its End Users upon the terms and conditions of Section 5 and SKYSTREAM's obligations under Section 4.11.

                  (c) Upon the termination or expiration of this Agreement, SKYSTREAM shall continue to fill any Orders previously accepted by SKYSTREAM and all outstanding Harris quotation(s) to End User(s) for a period of ninety (90) days.

            11.5 Nonexclusive Remedy. The exercise by either party of any remedy under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

            11.6 Survival. The rights and obligations of the Parties contained in Section 4.12 (Spares), Sections 6, (Confidentiality), 7 (Intellectual Property Rights), 8 (Infringement Indemnity), 10 (Limitations of Liability), 11 (Termination) and 12 (General) will survive the termination or expiration of this Agreement.

      12.   GENERAL

            12.1 Publicity. HARRIS and SKYSTREAM agree to use reasonable efforts in the preparation of a press release, mutually acceptable to both Parties, announcing the execution of this Agreement. From and after the date hereof, neither party shall issue any press releases with respect to the subject matter hereof without the express approval of the other party.

            12.2 Assignment. The rights and liabilities of the Parties hereto shall bind and inure to the benefit of their respective successors, executors and administrators, as the case may be provided that no Party may assign or delegate its obligations under this Agreement either in whole or in part, without the prior written consent of the other Party. Notwithstanding the foregoing, nothing herein shall preclude an Assignment by any Party to a Party's affiliated subsidiary or parent company.

            12.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to agreements between California residents entered into and to be performed entirely within California, without reference to conflict of law principles. Any dispute or claim arising out of this Agreement will be resolved by binding arbitration in the city and state of Denver, Colorado in accordance with the complex commercial litigation rules of the American Arbitration Association. The arbitrator shall not limit, expand or modify the terms of the Agreement nor award damages in excess of compensatory damages, and each Party waives any claim to such excess damages. Notwithstanding the arbitrator will have the power to grant any form of relief, including preliminary and permanent injunctive relief, which a judge in California with jurisdiction could fashion, and judgment on any award may be entered in any court in California with jurisdiction. Nonetheless, the Parties may seek temporary or permanent injunctive relief from any court in California with jurisdiction without breaching this Section 12.3 or otherwise abridging the authority of the arbitrator.

            12.4 Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible and the other provisions of this Agreement will remain in force.

            12.5 Force Majeure. Except for payments due under this Agreement, neither party will be responsible for any failure to perform due to causes beyond its reasonable control (each a "Force Majeure"), including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, denial of or delays in processing of export license applications, fire, floods, earthquakes, accidents, strikes, or fuel crises, provided that such party gives prompt written notice thereof to the other party. The time for performance will be extended for a period equal to the duration of the Force Majeure, but in no event longer than sixty days.

            12.6 Notices. All notices under this Agreement will be deemed given when delivered personally, or sent by confirmed facsimile transmission, or sent by certified or registered U.S. mail or recognized express courier, return receipt requested, to the address as first shown on this Agreement or as may otherwise be specified by either party to the other in accordance with this section.

            12.7 Independent Contractors. The Parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the Parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

            12.8 Waiver. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

            12.9  Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the party executing such counterpart, and all of which together shall constitute one instrument.

            12.10 Entire Agreement

      This Agreement and its exhibits are the complete and exclusive agreement between the Parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both Parties.

The Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


HARRIS CORPORATION                            SKYSTREAM CORPORATION

Signature: /s/ JAY C. ADRICK                  Signature: /s/ CLINT CHAO
           ---------------------------------             -----------------------
Name: Jay Adrick                              Name: Clint Chao
      --------------------------------------        ----------------------------
Title: Vice President of Systems Integration  Title: Vice President of Marketing
       -------------------------------------         ---------------------------
Date: 4/18/99                                 Date: 4-18-99
       -------------------------------------         ---------------------------
Facsimile: (513) 459-3890                     Facsimile: (650) 390-8990
       -------------------------------------         ---------------------------

                     EXHIBIT A - END USER SOFTWARE LICENSE

                             SKYSTREAM CORPORATION

                           END USER SOFTWARE LICENSE


                         SOFTWARE LICENSE AND WARRANTY

ATTENTION!

Use of the software program on the enclosed disks and/or installed on the computer is subject to the terms of the License Agreement printed on the license card, in the license booklet, or in the user documentation. You should not use this software until you have read the License Agreement.

By using the software, you signify that you have read the License Agreement and accept its terms.

LICENSE

SKYSTREAM hereby grants to the Customer a limited, non-exclusive license to use the Software provided solely on the terms and conditions contained herein. "Software" means each software program provided by SKYSTREAM in machine readable, object, printed or interpreted form.

LIMITATIONS ON USE

The Software is licensed to the Customer solely for Customer's internal use on the purchased SKYSTREAM equipment and may not be used for any other purpose or application.

The customer is licensed to use the Software only on the designated SKYSTREAM equipment. The Software may not be used by Customer on any other computer, on any other SKYSTREAM or similar equipment, or at any other location, except as agreed by SKYSTREAM in writing.

Customer will not:

- Copy all or any part of the Software, except that Customer may make one copy of the Software solely for backup purposes for its own exclusive use, provided that customer shall reproduce and include on such backup copy SKYSTREAM's proprietary rights notices.

- Use, print, copy, modify or display the software, in whole or in part, except as specifically authorized by this Agreement.

- Sublicense, assign, resell, or otherwise transfer the Software to any third party except in connection with the permanent transfer of the SKYSTREAM equipment with which the Software was shipped or for which the Software upgrade was purchased. In the case of such a permanent transfer, Customer must not retain any copies of the Software, must transfer all the Software, including any upgrades or prior versions of the Software, and the recipient must agree to the terms of this Software license.

- Reverse engineer, duplicate or otherwise reproduce the Software.

Customer acknowledges that this Agreement does not grant to Customer, and Customer will not acquire hereby, any rights to patents, copyrights, trade secrets, trade names, trademarks (whether registered or unregistered), or any other proprietary rights in or to the Software, all of which are expressly retained by SKYSTREAM.

Customer acknowledges that the laws and regulations of the United States may restrict the export and re-export of the Software or media in any form without appropriate United States and foreign government approval.

If Customer is a unit or agency of the United States Government or is acquiring the Software and Documentation for any such unit or agency, the following apply:

o If the unit or agency is the Department of Defense (DOD), the Software and its accompanying documentation are classified as "commercial computer software" and "commercial computer software documentation," respectively, and, pursuant to DFAR Section 227.7202, the Government is acquiring the Software and such documentation with terms of the Agreement.

o If the unit or agency is other than DOD, the Software and its accompanying documentation are classified as "commercial computer software" and "commercial computer software documentation," respectively, and pursuant to FAR Section 12.212, the Government is acquiring the Software and such documentation in accordance with the terms of this Agreement.

WARRANTY
SKYSTREAM makes no warranty, express or implied, in connection with the Software, including the results and performance thereof, including without limitation any implied warranties of merchantability or fitness for a particular purpose or non-infringement.

LIMITATION OF LIABILITY
The maximum liability of SKYSTREAM to Customer for damages relating to this agreement for any and all causes whatsoever, and Customer's maximum remedy, regardless of the form of action, whether in contract, tort or otherwise, shall be limited to the total fees paid by Customer to SKYSTREAM hereunder. In no event shall SKYSTREAM be liable for any lost data or content, lost profits, or business interruption, or for any indirect, incidental, special, consequential, exemplary or punitive damages arising out of or relating to the Software provided hereunder, even if SKYSTREAM has been advised of the possibility of such damages.

TECHNICAL SUPPORT
For technical support, contact SKYSTREAM Customer Support through the World Wide Web (www.SKYSTREAM.com) or via e-mail (support@SKYSTREAM.com).

                              EXHIBIT B - PRODUCTS

PRODUCTS

PRODUCTS TO BE COVERED UNDER THIS AGREEMENT:

PRODUCT        DESCRIPTION

DBN-35         ATSC Data Broadcast Injector

DBN-35J ATSC Data Broadcast Injector System with JetStream Express Data Broadcasting Software

All Level 1, 2, and 3 upgrades as defined in the SkySupport agreement listed in Exhibit D.

SOFTWARE RELEASES TO BE COVERED UNDER THIS AGREEMENT:

SkyStream software release 1.3 and successor versions thereof

All JetStream Express Server software modules. Note: There is a JetStream Client software module that is to be licensed to the manufacturer of the DTV receiver, which is not a part of this Agreement.

This agreement covers the JetStream Express Server software only. HARRIS or HARRIS' End user are responsible for supplying a computer system on which the licensed software will execute The specification of the computer must meet the following minimum requirements:

Pentium 200MHz, 4GB HD, 64MB RAM, Windows NT 4.0, TCP/IP connection to the Internet

                        EXHIBIT C - PERFORMANCE CRITERIA

PERFORMANCE CRITERIA FOR PERIOD BETWEEN EFFECTIVE DATE AND DECEMBER 31, 1999:

HARRIS MARKET SHARE REQUIREMENT

By December 31, 1999, HARRIS must have achieved a [*]% market share of the U.S. ATSC call letter stations that have purchased a Data Broadcast Solution. This will be measured by a report that will be generated by both Parties that lists the number of television stations broadcasting digitally, their status on data broadcast, and the HARRIS wins in that set. HARRIS' market share shall be calculated as a fraction, the numerator of which is the number of HARRIS wins and the denominator of which is the number of U.S. ATSC call letter stations that have adopted a Data Broadcast Solution.

HARRIS MARKETING REQUIREMENT

By December 31, 1999, Harris must have placed at least [*] ads for Products in national trade magazines (e.g., TV Technology, Broadcast Engineering, Digital Television), and one direct mailing campaign to key decision makers in the Exclusive Market.

MINIMUM PURCHASE REQUIREMENT

Under no circumstances will the total purchases from Harris be for less than [*] units from the Effective Date to December 31, 1999.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            EXHIBIT D - SKYSUPPORT PLAN AND PRODUCT/SERVICE PRICING

                                SKYSUPPORT PLAN

                                   SKYSUPPORT

                                  SERVICE PLAN

                              FOR DIRECT CUSTOMERS

           PROVIDING WORLD-CLASS CUSTOMER SERVICE AND SUPPORT FOR THE
                    SKYSTREAM INTEGRATOR FAMILY OF PRODUCTS




                                  VERSION 2.2

                                 FEBRUARY 1999

                                   SKYSUPPORT

CUSTOMER SERVICE PLAN FOR DIRECT CUSTOMERS

SkySupport is a customer service plan that offers world-class support to SkyStream customers domestically and internationally. SkyStream offers a program whereby the greatest effort is placed in fast response time to any issues that emerge, 24 hours a day, and 7 days a week. SkyStream also employs proactive efforts to keep SkySupport customers abreast of any new product developments or code changes.

Because of the evolutionary architecture of the SkyStream Integrator series, customers may find it useful to gradually add hardware or software features to the base product. Customers can also purchase feature additions or an add-on card for additional functionality. SkyStream offers all SkySupport customers the opportunity to upgrade their products, even after the units are installed in the field.

The SkySupport customer service plan is available to all direct customers of SkyStream. The plan is supported on a per-unit basis, and is renewed annually. SkySupport customers are also eligible to purchase product upgrades or training for additional charges. This renewable 1-year plan (after ship date) shall include the following three categories of support:

1. ULTRA-FAST RESPONSE TIME

2. PRODUCT UPGRADES

3. SKYSTREAM'S PRODUCT TRAINING PROGRAM

The SkySupport Service Plan is initially ordered at same time that the equipment is purchased. SkySupport service is renewed automatically, unless otherwise noted by the customer, every 12 months at the standard service rate (per the most recent price list).

SkyStream, HARRIS CONFIDENTIAL                               printed on 04/17/99

SKYSUPPORT 3-POINT CUSTOMER SERVICE PLAN


1. ULTRA-FAST RESPONSE TIME

- GUARANTEED ADVANCED PARTS REPLACEMENT, SHIPPED OVERNIGHT ON THE NEXT BUSINESS DAY

   SKYSTREAM WILL SHIP ADVANCE REPLACEMENT PARTS THE NEXT BUSINESS DAY.

-  TELEPHONE SUPPORT, 24 HOURS PER DAY, 7 DAYS PER WEEK (24x7)

   Access to SkyStream Customer Service technical support personnel with a guaranteed response time of within 4 hours of initial call.

-  ELECTRONIC MAIL INQUIRIES AND RESPONSES

-  REMOTE DIAGNOSTIC SERVICE (RDS)

   SkyStream customer service can observe and analyze the configuration and traffic pattern at the client's site and provide feedback to resolve problems. Customer needs to provide SkyStream support personnel with authorization to access the SkyStream products over a remote network for monitoring and troubleshooting purposes.

-  DOCUMENTATION

   Access to product manuals, user's guides, application notes, FAQ's and web-based troubleshooting guide on SkyStream's website via secure SkySupport password.

SkyStream, HARRIS CONFIDENTIAL                               printed on 04/17/99

2. PRODUCT UPGRADES

SkyStream's products have a unique architecture that allows them to receive hardware or software upgrades while installed in the field. Upgrades can range from simple software patches to significant feature upgrades, all of which are best treated under the SkySupport plan. Product Upgrades come in three different categories, and will be clearly marked in all price lists:

LEVEL 1 UPGRADE: BUG FIXES

All software bug fixes will be documented and made accessible to all SkyStream customers. Bug fixes are software patches that repair a known problem in the current released code. Level 1 upgrades will be available [*], as long as customers are using supported software releases. Typically, SkyStream will provide support for the 2 most recent releases of its software. Customers using unsupported versions of software will need to upgrade to the latest version to receive code fixes, and non-SkySupport customers may need to pay [*] to upgrade. Registered SkySupport customers will be pro-actively notified via email of any upgrade within 30 days of production release date.

LEVEL 2 UPGRADE: FEATURE IMPROVEMENTS

Level 2 upgrades include all software improvements. Software improvements are released on an ongoing basis to improve on an existing set of functions. See the SkyStream price list to determine which features fall into this category. These upgrades will be provided to SkySupport customers for [*] as long as customers are using supported software releases.

LEVEL 3 UPGRADE: FEATURE ADDITIONS AND HARDWARE UPGRADES

Feature additions and hardware add-on card upgrades will be sold via SkyStream's upgrade price list. Feature additions include software code upgrades that add significant functionality to the existing product specification. See the SkyStream price list to determine which features fall into this category. Only authorized SkySupport personnel will administer Level 3 upgrades. Registered SkySupport customers will be pro-actively notified via email of any upgrade within 30 days of production release date.

SkyStream's Integrator family uses a flexible architecture that allows customers to purchase a base system for immediate requirements, with an interest to upgrade its functionality to a new platform in the future. For example, if a customer purchases a DBN-35 ATSC IP Data Injector, and later wishes to upgrade the product to support CAS Injection, he can do so by paying only an upgrade fee as opposed to buying a new system (see upgrade price list for upgrade prices). Customers interested in


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SkyStream, HARRIS CONFIDENTIAL                                  printed 04/17/99


upgrading their unit must provide SkyStream with 90 days advance notice. Only SkySupport customers will have access to any Level 3 upgrades.

NOTE: Level 3 Upgrades are only available on same-family products (i.e. DBN 2X is a family of products, where X can be 4, 5, 6, or other future product).

3.   SKYSTREAM'S PRODUCT TRAINING PROGRAM

SkyStream offers all customers basic system operations training to the SkyStream Integrator product family. This session will accompany any new product installation when an authorized SkyStream field support engineer performs the installation. For more detailed product training, SkyStream offers an additional system maintenance training session for customer engineering or operations personnel who require more technical knowledge and hands-on skills to work directly with the SkyStream equipment.

There are two training modules available.

MODULE 1: SKYSTREAM SYSTEM OPERATIONS TRAINING

SkyStream provides comprehensive on-site training on the new system at the time of system installation. Customer operations and production staff receive training on

o    System Overview/Setup

o    System Operations

o    Routine maintenance of the system

MODULE 2: SKYSTREAM SYSTEM MAINTENANCE TRAINING

SkyStream offers advanced training to customers that support and maintain their SkyStream system. This training provides customers with the technical knowledge and hands-on skills needed to use, configure, support and troubleshoot the SkyStream system. This training is delivered at SkyStream's Corporate Training Facility in Mt. View, CA.

SkyStream, HARRIS CONFIDENTIAL                               printed on 04/17/99

ADDITIONAL TERMS:

1. SkySupport must be purchased at time of order placement, and must cover the full amount of the order (i.e. if customer buys 2 DNB-xx units, he must also buy 2 units of SkySupport).

2. SkySupport must also be purchased for any upgrades when they are ordered, and will be added to the basic SkySupport agreement when it is to be renewed.

3. SkyStream will register all units by serial number. Customer service calls must be verified by actual serial number of affected unit.

4. All existing SkySupport customers' terms will be honored until expiration of the current annual service plan. Renewals will be assessed at the rate established in this document.

5. All returns will be handled by RMA process. SkyStream will issue an RMA number that must accompany any product repair or return unit.


                               STANDARD WARRANTY

SkyStream highly recommends that all customers obtain full customer service with the SkySupport plan. Should customers opt not to select SkySupport, SkyStream offers a standard warranty to all direct customers. This 14-month, non-renewable warranty (after ship date) shall include the following:

Replacement by standard delivery, FOB Mountain View, CA USA.

Product or parts repair and/or diagnosis within 30 days after receipt of defective unit. Customer pays for shipment to SkyStream, and SkyStream pays for shipment back to customer.

Customers are eligible to receive Level 1 and Level 2 upgrades during the Warranty Period. Level 3 Upgrades are only available to SkySupport customers.

PRODUCT AND SKYSUPPORT PRICING

PRICE LIST 1:  TRANSFER PRICES FROM SKYSTREAM TO HARRIS


                                                                                          Support Fees - Year Number
                                                                         -----------------------------------------------------------
                Description                       Order         Price       1          2         3         4          5+    Notes
                                                  Number                 --------------------------------------------------
                                                                           [*]        [*]       [*]       [*]        [*]
------------------------------------------------------------------------------------------------------------------------------------
DBN-35 with standard warranty                  S141001        $[*]      $[*]       $[*]      $[*]      $[*]       $[*]

Preferred Option:  DBN-36 with SkySupport
 Coverage                                      S141001+       $[*]      $[*]       $[*]      $[*]      $[*]       $[*]

                                               S901001                                                                     pick one

DBN-35J with standard warranty                 S151001        $[*]      $[*]       $[*]      $[*]      $[*]       $[*]

Preferred Option: DBN-36J with                 S151001+
 SkySupport Coverage                           S901001        $[*]      $[*]       $[*]      $[*]      $[*]       $[*]

Network system config. application                                      $[*]       $[*]      $[*]      $[*]       $[*]

Remote access application                                               $[*]       $[*]      $[*]      $[*]       $[*]     standard
System monitor/alarm application                                        $[*]       $[*]      $[*]      $[*]       $[*]       DBN-
ATSC Addressable Sections packetization                                                                                      35/35J
 software                                     default         [*] .     $[*]       $[*]      $[*]      $[*]       $[*]     features
Dual Power Supplies                                                     $[*]       $[*]      $[*]      $[*]       $[*]
SMPTE-310 Transport Stream Input/
 Output card                                                            $[*]       $[*]      $[*]      $[*]       $[*]
One 10/100 Ethernet card                                                $[*]       $[*]      $[*]      $[*]       $[*]
Extra 10/100 Ethernet card                     S301402        $[*]      $[*]       $[*]      $[*]      $[*]       $[*]
Watchdog/Alarm "Relay" card                    S304001        $[*]      $[*]       $[*]      $[*]      $[*]       $[*]
Rack-Mount Assembly Kit (Rails)                S804001        $[*]      $[*]       $[*]      $[*]      $[*]       $[*]
RS-232 "Com" data input card (4 ports/
 card) (max: 4 cards)                          S301004        $[*]      $[*]       $[*]      $[*]      $[*]       $[*]
RS-422 "Sync" data input card
 (2 ports/card) (max: 1 card)                  S301102        $[*]      $[*]       $[*]      $[*]      $[*]       $[*]     Level 3
ATM (fiber) data input card (max: 1 card)      S301201        $[*]      $[*]       $[*]      $[*]      $[*]       $[*]     features
Standard data ports: 8 TCP. 8 UDP. 16 File     default         [*]      $[*]       $[*]      $[*]      $[*]       $[*]     (HW and
Any changes to standard data port (TCP,                                                                                       SW)
 UDP, File) configuration                      pick one
16 TCP                                         S502102
32 TCP                                         S502103        $[*]      $[*]       $[*]      $[*]      $[*]       $[*]
16 UDP                                         S502201
32 UDP                                         S502202
SkySupport Coverage                                           Standard Warranty
12 months, renewable every year                               12 months, non-renewable
telephone support, 7x24                                       telephone support, 5x8
access to Level 1 Features (Bug Fixes)                        access to Level 1 Features (Bug Fixes)
access to Level 2 Features (Feature
  Improvements)                                               access to Level 2 Features (Feature Improvements)
access to Level 3 Features (Feature Upgrades)                 No access to Level 3 Features (Feature Upgrades)
Next day replacement parts                                    No replacement parts, 30-day RMA only

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                            EXHIBIT E - SPARE PARTS


DBN-35 ATSC Data Broadcast Injector
DBN-35J ATSC Data Broadcast Injector System with JetStream Express Data Broadcast Software

                       EXHIBIT F -- NON-EXCLUSIVE PRODUCTS





                                       36